Exhibit 99.4

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

If you are in any doubt about what action to take, we recommend that you immediately seek your own personal financial advice from an appropriately authorized independent professional advisor.

This document should be read in conjunction with the prospectus dated •, 2006, which, together with any amendments or supplements thereto, collectively constitute the “Prospectus”. The definitions used in the Prospectus apply in this U.S. form of acceptance. All terms and conditions contained in the Prospectus applicable to ordinary shares are deemed to be incorporated in and form part of this U.S. form of acceptance.

U.S. FORM OF ACCEPTANCE

To Tender Ordinary Shares, nominal value €1.20 per share,

of

ENDESA, S.A. (“ENDESA”),

Pursuant to the U.S. Offer to Exchange by

GAS NATURAL SDG, S.A. (“GAS NATURAL”)

The U.S. Offer is subject to the conditions described in “Part Five-The Exchange” of the Prospectus.

THE U.S. OFFER PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:00 A.M. NEW YORK CITY TIME (5:00 P.M. MADRID, SPAIN TIME) ON •, 2006, UNLESS THE U.S. OFFER IS EXTENDED (THE “OFFER PERIOD”). HOLDERS OF ENDESA SECURITIES WILL HAVE THE RIGHT TO WITHDRAW THEIR ACCEPTANCES OF THE U.S. OFFER UNTIL THE EXPIRATION OF THE OFFER PERIOD

THE U.S. EXCHANGE AGENT:

THE BANK OF NEW YORK

By Mail: The Bank of New York Tender & Exchange Department P.O. Box 11248 Church Street Station New York, NY 10286-1248	By Hand or Overnight or Courier: The Bank of New York Tender & Exchange Department 101 Barclay Street Receive and Deliver Window, Street Floor New York, NY 10286

If you have sold or otherwise transferred any of your registered holdings of Endesa ordinary shares, please pass a copy of this document and the accompanying Prospectus, as soon as possible to the purchaser or transferee, or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for delivery to the purchaser or transferee. However, the U.S. offer is not being made directly or indirectly in any jurisdiction where prohibited by applicable law and such documents should not be distributed, forwarded or transmitted into or from any jurisdiction where prohibited by applicable law by means whatsoever including without limitation mail, facsimile, transmission, telex or telephone.

THE INSTRUCTIONS ACCOMPANYING THIS U.S. FORM OF ACCEPTANCE SHOULD BE READ CAREFULLY BEFORE THE U.S. FORM OF ACCEPTANCE IS COMPLETED.

THIS U.S. FORM OF ACCEPTANCE IS TO BE USED ONLY FOR TENDERING ENDESA ORDINARY SHARES. DO NOT USE THIS LETTER OF TRANSMITTAL FOR TENDERING ENDESA AMERICAN DEPOSITARY SHARES (“ADSs”).

This U.S. form of acceptance is to be completed by holders of ordinary shares, nominal value €1.20 per share, of Endesa, a Spanish sociedad anónima. Your bank or broker can assist you to complete this U.S. form of acceptance. The instructions included with this. U.S. form of acceptance must be followed. Questions and requests for assistance or for additional copies of the Prospectus and this U.S. form of acceptance may be directed to the information agent to the address and telephone number included at the end of this U.S. form of acceptance.

Delivery of this U.S. form of acceptance and any other required documents to the U.S. Exchange Agent by holders of Endesa ordinary shares and transfer of shares to the U.S. Exchange Agent’s account at its Spanish custodian bank, Banco Santander Central Hispano (the “Custodian”), will be deemed an acceptance of the U.S. Offer by such holder with respect to such Endesa ordinary shares subject to the terms and conditions set out in the Prospectus and this U.S. form of acceptance (which, together with the prospectus, and any amendments or supplements hereto or thereto, collectively constitute the “U.S. offer”).

If your Endesa ordinary shares are registered with Iberclear (the institution which manages the Spanish clearance and settlement system of the Spanish Stock Exchanges and maintains the central share registry for all listed companies) in the name of a custodian such as a broker, dealer, commercial bank, trust company or other nominee and you want to tender your shares in the U.S. offer, you should (i) complete and sign this U.S. form of acceptance and send it to the U.S. Exchange Agent, and (ii) instruct your custodian to tender your Endesa ordinary shares in the U.S. offer by delivering your Endesa ordinary shares to the U.S. Exchange Agent’s account at the Custodian, in each case before the expiration of the U.S. offer. If you have not received instructions from your custodian, you should contact your custodian directly or you may contact the information agent.

Endesa ordinary shares held of record by persons who are non-U.S. holders cannot be tendered pursuant to the U.S. offer and can only be tendered pursuant to the concurrent Spanish offer.

Your bank or broker can assist you in completing this U.S. form of acceptance. The instructions included with this U.S. form of acceptance must be followed. In the event of an inconsistency between the terms and procedures in this U.S. form of acceptance and the Prospectus, the terms and procedures in the Prospectus shall govern. Please contact Georgeson Shareholder Communications, Inc., the information agent for the offer, toll-free at (888) 206-0860 (banks and brokers (212) 440-9800) to discuss any questions and requests for assistance and to obtain additional copies of the Prospectus and this U.S. form of acceptance.

BOX 1: DESCRIPTION OF ENDESA ORDINARY SHARES TENDERED
Name(s) and address(es) of registered owner(s) (Please fill in, if blank, exactly as name(s) appear(s) on record)	Endesa Ordinary Shares Tendered (attach additional list if necessary)
	Total Number of Endesa Ordinary Shares Registered	Number of Endesa Ordinary Shares Tendered

Total Endesa Ordinary Shares tendered

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to Gas Natural, a Spanish sociedad anónima, the above-described ordinary shares of Endesa, a Spanish sociedad anónima, pursuant to Gas Natural’s offer to exchange each outstanding Endesa ordinary share for either 0.569 Gas Natural ordinary shares or 0.569 Gas Natural ADSs (each Gas Natural ADS representing one Gas Natural ordinary share) and an amount in cash in U.S. dollars equivalent, after expenses, to €7.34, without interest, upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, and in this U.S. form of acceptance. The U.S. offer is being made in connection with Gas Natural’s offer to acquire all of the outstanding Endesa ordinary shares, including Endesa ordinary shares represented by Endesa ADSs.

The U.S. offer contains an election feature that allows the undersigned to elect to receive for each tendered Endesa ordinary share, in addition to the above-mentioned cash consideration, either:

•	0.569 Gas Natural ordinary shares; or

•	0.569 Gas Natural ADSs.

The undersigned is not required to make any election, in which case the undersigned shall automatically receive Gas Natural ordinary shares (the “Standard Entitlement”). The undersigned acknowledges and agrees that, if the undersigned does not properly complete and submit its election pursuant to this U.S. form of acceptance, or if there are errors or mistakes in completing the election, Gas Natural shall be able to determine, in its sole discretion, that any tendered Endesa ordinary shares shall receive the Standard Entitlement.

The undersigned hereby instructs the U.S. Exchange Agent to accept the U.S. offer on behalf of the undersigned with respect to the Endesa ordinary shares delivered herewith.

Subject to, and effective upon, acceptance for payment for the Endesa ordinary shares tendered herewith, in accordance with the terms of the U.S. offer (including, if the U.S. offer is extended or amended, the terms and conditions of such extension or amendment), the undersigned hereby sells, assigns and transfers to Gas Natural all right, title and interest in and to all the Endesa ordinary shares being tendered hereby (and any and all other Endesa ordinary shares or other securities issued or issuable in respect thereof) and all dividends, distributions (including, without limitation, distributions of additional Endesa ordinary shares) and rights declared, paid or distributed in respect of such shares or securities on or after the settlement date of the U.S. offer (collectively, “distributions”) and irrevocably appoints the U.S. Exchange Agent, Gas Natural and its directors and agents as the true and lawful agent and attorney-in-fact of the undersigned with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), with respect to such Endesa ordinary shares to (a) execute and deliver, on behalf of the undersigned, all forms of transfer and/or other documents and certificates representing the Endesa ordinary shares and other documents of title, (b) to combine the undersigned’s fractional entitlements to Gas Natural ordinary shares or Gas Natural ADSs with other fractional entitlements and sell them on the Automated Quotation System in Spain or the New York Stock Exchange, as applicable, and (c) to take all other actions to vest in Gas Natural or its nominee title to the Endesa ordinary shares tendered in connection with the acceptance of the U.S. offer.

The undersigned hereby instructs the U.S. Exchange Agent (or its custodian) to tender, or to cause to be tendered, the Endesa ordinary shares as part of the Spanish centralizing procedures as soon as practicable after the expiration of the offer period.

The undersigned hereby irrevocably appoints each designee of Gas Natural as the attorney-in-fact and proxy of the undersigned, each with full power of substitution, to exercise all voting and other rights of the undersigned in such manner as each such attorney and proxy or his substitute shall, in his sole discretion, deem proper and otherwise act (by written consent or otherwise), with respect to all of the Endesa ordinary shares tendered hereby (and any associated distributions) that have been accepted for payment by Gas Natural prior to the time of any vote or other action (and any and all other Endesa ordinary shares or other securities or rights issued or issuable in respect of such Endesa ordinary shares) at any meeting of security holders of Endesa (whether annual or special and whether or not an adjourned or postponed meeting), any actions by written consent in lieu of any such meeting or otherwise, and undertakes to issue all necessary documents as required by Spanish law to give full effects to this proxy. This proxy and power of attorney is coupled with an interest in the tendered Endesa ordinary shares, is irrevocable and is granted in consideration of, and is effective upon, the acceptance for payment of the Endesa ordinary shares by Gas Natural in accordance with the terms of the U.S. offer. Such acceptance for payment shall revoke any other proxy or written consent granted by the undersigned at any time with respect to such Endesa ordinary shares (and all such other Endesa ordinary shares or other securities or rights), and no subsequent proxies will be given or written consents will be executed by the undersigned (and if given or executed, will not be deemed effective). Gas Natural reserves the right to require that, in order for Endesa ordinary shares to be deemed validly tendered, immediately upon Gas Natural’s exchange of such Endesa ordinary shares, subject to applicable law, Gas Natural must be able to exercise full voting rights with respect to such Endesa ordinary shares (and any associated distributions), including voting at any meeting of Endesa shareholders (whether annual or special and whether or not adjourned or postponed meeting) or any action by written consent in lieu of any such meeting.

The undersigned hereby represents and warrants that the undersigned has full power and authority to accept the U.S. offer and to tender, exchange, sell, assign, cancel and transfer the Endesa ordinary shares (and any associated distributions) tendered hereby (and any and all other Endesa ordinary shares or other securities or rights issued or issuable in respect of such Endesa ordinary shares), and that when the same are accepted for payment by Gas Natural, Gas Natural will acquire good, marketable and unencumbered title thereto and to all distributions, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims.

The undersigned, upon request, shall execute and deliver all additional documents deemed by the U.S. Exchange Agent or Gas Natural to be necessary or desirable to complete the transfer of the Endesa ordinary shares (and any associated distributions) tendered hereby (and any and all other Endesa ordinary shares or other securities or rights issued or issuable in respect of such Endesa ordinary shares).

No authority herein conferred or agreed to be conferred shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned. All obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Prospectus, this tender is irrevocable.

The undersigned understands that the valid tender of the Endesa ordinary shares pursuant the procedures described in the Prospectus under “Part Five — The Exchange — Procedures for Tendering”, and the instructions hereto, will constitute a binding agreement between the undersigned and Gas Natural upon the terms and subject to the conditions of the U.S. offer. Without limiting the foregoing, if the price to be paid in the U.S. offer is amended in accordance with the U.S. offer, the price to be paid to the undersigned will be the amended price notwithstanding the fact that a different price is stated in this U.S. form of acceptance. The undersigned recognizes that under certain circumstances set forth in the Prospectus, Gas Natural may not be required to accept for payment any of the Endesa ordinary shares tendered hereby.

The undersigned acknowledges that the consideration offered in exchange for each Endesa ordinary share will not be reduced as a result of the complementary dividend from Endesa’s 2005 results proposed by the board of directors of Endesa of €2.095 per share, provided that the registration with the Commercial Registry of Barcelona of the new ordinary shares to be issued in the capital increase of Gas Natural in connection with the offers takes place before the payment date of such dividend. However, the undersigned further acknowledges that, in the event that the payment of this dividend takes place before the registration with the Commercial Registry of Barcelona of the new Gas Natural ordinary shares, the cash consideration offered in exchange for each Endesa ordinary share or ADS will be reduced as follows: (i) if the payment of the dividend takes place before the announced date of payment of July 3, 2006, the cash consideration will be reduced by an amount equal to the gross value of the €2.095 per share dividend; and (ii) if the payment of the dividend takes place on or after the announced date of payment of July 3, 2006, the consideration will be reduced by an amount equal to the gross value of the excess of such dividend which does not comply with Endesa’s dividend policy as filed with the CNMV on July 7, 2005, which is €1.357 per share. See “Part Five — The Exchange — Consideration Offered after Payment of Dividends” in the Prospectus.

The undersigned understands that Gas Natural will not issue any fraction of a Gas Natural ordinary share or any fraction of a Gas Natural ADS. (See Instruction 11.)

Gas Natural will be deemed to have accepted for exchange all validly tendered and not withdrawn Endesa ordinary shares on the expiration of the U.S. offer, subject only to the conditions to completion of the U.S. offer.

The undersigned understands that the Endesa ordinary shares validly tendered and not withdrawn will be recorded at Iberclear in favor of Gas Natural. Following expiration of the offers, Iberclear will block the tendered ordinary shares and issue a certificate evidencing such blockage. The Endesa ordinary shares so blocked will be deemed delivered for the purposes of Gas Natural’s share capital increase issuing the new Gas Natural ordinary shares. Gas Natural’s Board of Directors will adopt a resolution declaring that Gas Natural’s share capital increase has been completed and subscribed by the in-kind contribution of the Endesa ordinary shares. This resolution must be registered with the Commercial Registry of Barcelona, Spain. Upon registration of the share capital increase with the Commercial Registry, the new Gas Natural ordinary shares (including those represented by ADSs) will be recorded at Iberclear in favor of the holders tendering Endesa securities. Gas Natural will apply for its new ordinary shares to be listed on the four Spanish Stock Exchanges. Gas Natural will apply for its new ADSs to be listed on the New York Stock Exchange.

The undersigned hereby instructs the U.S. Exchange Agent to issue the check and to cause the Custodian to register the Gas Natural ordinary shares to which is entitled in the name(s) of the holder(s) shown above under “Description of Ordinary Shares Tendered”, or, in the case of an election to receive Gas Natural ADSs, to issue a certificate evidencing the applicable number of Gas Natural ADSs. The undersigned recognizes that the Custodian will not transfer any Endesa ordinary shares which are not exchanged pursuant to the U.S. offer from the name of the registered holder thereof to any other person.

The cash consideration paid to tendering Endesa ADS holders will be paid in U.S. dollars converted at a then-current spot exchange rate and distributed, net of expenses, to such holders. For further information see “Part Five: The Exchange-Procedures for Tendering” in the Prospectus. Under no circumstances will interest be paid in respect of the exchange of cash and Gas Natural ADSs or Gas Natural ordinary shares for Endesa ordinary shares tendered, regardless of any delay in making the exchange.

SUBJECT TO THE TERMS OF THE PROSPECTUS, THIS U.S. FORM OF ACCEPTANCE SHALL NOT BE CONSIDERED COMPLETE AND VALID, AND DELIVERY OF ENDESA ORDINARY SHARES PURSUANT TO THE U.S. OFFER SHALL NOT BE MADE, UNTIL THE ENDESA ORDINARY SHARES IN RESPECT OF WHICH THE U.S. OFFER IS BEING ACCEPTED AND ALL OTHER REQUIRED DOCUMENTATION HAVE BEEN RECEIVED BY THE U.S. EXCHANGE AGENT. GAS NATURAL WILL DETERMINE IN ITS SOLE DISCRETION ALL QUESTIONS AS TO THE FORM OF DOCUMENTS, INCLUDING ANY NOTICE OF WITHDRAWAL AND THE VALIDITY, ELIGIBILITY (INCLUDING TIME OF RECEIPT) AND ACCEPTANCE OF TENDERED ENDESA ORDINARY SHARES. GAS NATURAL’S DETERMINATION WILL BE FINAL AND BINDING ON ALL PARTIES.

BOX 2: ELECTION OF SECURITIES TO BE DELIVERED

(See Instructions 1 and 9)

In addition to the cash consideration to be delivered in accordance with the Prospectus for the tendering of your Endesa ordinary shares, you will receive, at your option, either (i) all Gas Natural ordinary shares or (ii) all Gas Natural ADSs. Please indicate below whether you are tendering your Endesa ordinary shares for Gas Natural ordinary shares or ADSs.

Deliver:

☐ All Gas Natural ordinary shares	☐ All Gas Natural ADSs

(1)	You are not required to make any election, in which case you will automatically receive, in addition to the cash consideration, the Standard Entitlement (which consists of Gas Natural ordinary shares).

(2)	Delivery of Gas Natural ordinary shares or Gas Natural ADSs will be made in accordance with the terms and conditions of the Prospectus. Please refer to “Part Five: The Exchange-Acceptance and Delivery of Securities” of the Prospectus. Also, please refer to the Prospectus for information regarding the differences between Gas Natural ordinary shares and Gas Natural ADSs.

BOX 3:

SIGN HERE

AND COMPLETE SUBSTITUTE FORM W-9 INCLUDED HEREIN

Signature(s) of Holder(s)

Dated:                             , 2006

(Must be signed by registered holder(s) exactly as name(s) appear(s) on the record listing or by person(s) authorized to become registered owner(s) by endorsement, stock powers and documents transmitted herewith. If signature is by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney, agent or any other person acting in a fiduciary or representative capacity, please provide the following information. See Instructions 1 and 3.)

Name(s)

(Please Print)

Name of Firm

Capacity (full title)

Address

(Zip Code)

Area Code and Telephone Number

Taxpayer Identification or Social Security Number

INSTRUCTIONS

Forming Part of the Terms and Conditions of the U.S. Offer

To complete this U.S. form of acceptance, you must do the following:

•	Fill in the box entitled “Description of Ordinary Shares Tendered”.

•	Sign and date this U.S. form of acceptance letter in the box entitled “Sign Here”.

•	Fill in and sign in the box entitled “Substitute Form W-9”.

1.    Delivery of U.S. form of acceptance and Ordinary Shares.    This U.S. form of acceptance is to be completed by shareholders of Endesa if they are tendering Endesa ordinary shares to the U.S. Exchange Agent. A manually executed copy of this document may be used in lieu of the original. This U.S. form of acceptance properly completed and duly executed, and any other documents required by this U.S. form of acceptance, must be received by the U.S. Exchange Agent on or prior to the expiration date. If Endesa ordinary shares are forwarded to the U.S. Exchange Agent’s account at its Spanish custodian bank, Banco Santander Central Hispano (the “Custodian”), in multiple transfers, a properly completed and duly executed U.S. form of acceptance must accompany each such transfer. The method of delivery of this U.S. form of acceptance and all other required documentations is at the election and risk of the tendering holder of Endesa ordinary shares. The delivery will be deemed made only when actually received by the U.S. Exchange Agent. If such delivery is by mail, it is recommended that such documents be sent by registered mail, properly insured, with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery. No alternative, conditional or contingent tenders will be accepted and no fractional Endesa ordinary shares will be accepted for exchange. Following expiration of the U.S. offer, the U.S. Exchange Agent will cause the Custodian to surrender validly tendered (and not withdrawn) Endesa ordinary shares as part of the Spanish centralizing and settlement procedures within approximately five business days after the expiration of the offers in accordance with Spanish regulation and practice.

2.    Inadequate Space.    If the space provided herein is inadequate, the number of Endesa ordinary shares should be listed on a separate schedule attached hereto.

3.    Signatures on U.S. form of acceptance, Stock Powers and Endorsements.    If this U.S. form of acceptance is signed by the registered holder(s) of the Endesa ordinary shares surrendered hereby, the signature(s) must correspond with the name(s) as registered with Iberclear.

If any of the Endesa ordinary shares surrendered hereby is owned of record by two or more joint owners, all such owners must sign this U.S. form of acceptance. If any of the Endesa ordinary shares surrendered is registered in different names, it will be necessary to complete, sign and submit as many separate forms of acceptance as there are different registrations of ordinary shares.

If this U.S. form of acceptance or any certificates or stock powers by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to Gas Natural of their authority to act must be submitted.

4.    Requests for Assistance or Additional Copies.    Holders of Endesa ordinary shares may use this U.S. form of acceptance to tender ordinary shares. Questions and requests for assistance or additional copies of the Prospectus or this U.S. form of acceptance may be directed to Georgeson Shareholders Communications, Inc., the information agent, at the address and telephone number set forth at the end of this U.S. form of acceptance.

5.    Holders of Endesa ADSs.    This U.S. form of acceptance cannot be used to tender Endesa ADSs. Holders of Endesa ADSs must use the ADS letter of transmittal in order to tender their Endesa ADSs into the U.S. offer. If any holder(s) of Endesa ADS needs to obtain a copy of the ADS letter of transmittal, such holder(s) should contact Georgeson Shareholders Communications, Inc., the information agent, at the address and telephone numbers set forth at the end of this U.S. form of acceptance. Please refer to the Prospectus for more information and contact the information agent with any questions.

6.    Taxpayer Identification Number; 28% Backup Withholding; Substitute Form W-9.    Under U.S. federal income tax law, a holder who surrenders Endesa ordinary shares pursuant to the Prospectus is required to provide the U.S. Exchange Agent with such holder’s correct taxpayer identification number (“TIN”) on Substitute Form W-9 and to certify that the TIN provided on Substitute Form W-9 is correct (or that such holder is awaiting a TIN) or otherwise establish a basis for exemption from backup withholding. If the U.S. Exchange Agent is not provided with the correct TIN, such holder may be subject to a $50 penalty imposed by the Internal Revenue Service and payments that are made to such holder with respect to fractional Gas Natural ADSs or ordinary shares may be subject to backup withholding.

Certain holders (including, among others, corporations and certain foreign persons) are not subject to backup withholding and reporting requirements. Exempt holders should indicate their exempt status on Substitute Form W-9. Use Substitute Form W-9 only if you are a U.S. person, including a resident alien individual. A foreign person may qualify as an exempt recipient by submitting to the U.S. Exchange Agent a properly completed appropriate Internal Revenue Service Form W-8BEN (a “Form W-8BEN”) (or other applicable form) signed under penalties of perjury, attesting to the holder’s exempt status. A Form W-8BEN (or other applicable form) can be obtained from the information agent.

A holder who does not have a TIN may check the box in Part 3 of the Substitute Form W-9 if such holder has applied for a number or intends to apply for a TIN in the near future. If the box in Part 3 is checked, the holder must also complete the “Certificate of Awaiting Taxpayer Identification Number” below in order to avoid backup withholding. If the box is checked, payments made will be subject to backup withholding unless the holder has furnished the U.S. Exchange Agent with his or her TIN within 60 days. A holder who checks the box in Part 3 in lieu of furnishing such holder’s TIN should furnish the U.S. Exchange Agent with such holder’s TIN as soon as it is received.

Under U.S. federal income tax law, payment of cash by the U.S. Exchange Agent may be subject to U.S. backup withholding tax at a 28% rate unless the holder establishes entitlement to an exemption. If backup withholding applies, the U.S. Exchange Agent is required to withhold 28% of any payments to be made to the holder. Backup withholding is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of such tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the Internal Revenue Service (the “IRS”). The U.S. Exchange Agent cannot refund amounts withheld by reason of backup withholding.

In order to avoid such backup withholding, each holder delivering ordinary shares to Gas Natural should complete and sign the Substitute Form W-9 included with this U.S. form of acceptance and either (a) provide its TIN and certify, under penalties of perjury, that the TIN so provided is correct and that (i) the holder is exempt from backup withholding, (ii) the holder has not been notified by the IRS that the holder is subject to backup withholding as a result of failure to report all interest or dividends, or (iii) the IRS has notified the holder that the holder is no longer subject to backup withholding; or (b) provide an adequate basis for an exemption. In general, if such holder is an individual, the TIN is his or her social security number.

7.    Conditions; Waiver of Conditions.    Gas Natural’s obligation to accept Endesa ordinary shares in the U.S. offer is subject to the conditions set forth in the Prospectus. Such conditions, however, may be waived, in whole or in part, by Gas Natural, in its sole discretion, at any time and from time to time. See “Part Five—The Exchange Offer—Conditions” in the Prospectus.

8.    No Interest; Foreign Exchange Currency.    Under no circumstances will interest be paid on the exchange of Endesa ordinary shares tendered for Gas Natural ordinary shares or ADSs and cash, regardless of any delay in making the exchange or extension of the expiration date for the U.S. offer. The cash consideration for tendering holders of Endesa ordinary shares will be paid in U.S. dollars, converted at a then-current spot exchange rate, and will be distributed, net of expenses, to such holders. For further information, see “Part Five—The Exchange Offer—Terms of the Exchange Offer” in the Prospectus.

9.    Securities Election.    For each tendered Endesa ordinary share, you may elect to receive, in addition to an amount in cash in U.S. dollars equal, after expenses, to €7.34, without interest, either all Gas Natural ADSs or all Gas Natural ordinary shares. You are not required to make any election, in which case you will automatically receive, in addition to the cash consideration, the Standard Entitlement (which consists of Gas Natural ADSs). For additional information regarding the election, see the Prospectus under “Part Five—The Exchange Offer—Terms of the Exchange Offer” and “Part Three—Risk Factors” in the Prospectus.

To make an all Gas Natural ADSs or all Gas Natural ordinary shares election with respect to any of your tendered Endesa ADSs, you must provide the information requested above Box 2 entitled “Election of Securities to be Delivered”. If there are any errors or mistakes in completing the “Election of Securities to be Delivered” box, including errors in the number of eligible elections that can be made with respect to the tendered Endesa ordinary shares, Gas Natural shall be able to determine, in its sole discretion, that any such tendered Endesa ordinary shares shall receive the Standard Entitlement.

10.    Consideration Offered after Payment of Dividends.    The consideration offered in exchange for each Endesa ordinary share or ADS will not be reduced as a result of the complementary dividend from Endesa’s 2005 results proposed by the board of directors of Endesa of €2.095 per share, provided that the registration with the Commercial Registry of Barcelona of the new ordinary shares to be issued in the capital increase of Gas Natural in connection with the offers takes place before the payment date of such dividend. However, the undersigned further acknowledges that, in the event that the payment of this dividend takes place before the registration with the Commercial Registry of Barcelona of the new Gas Natural ordinary shares, the cash consideration offered in exchange for each Endesa ordinary share or ADS will be reduced as follows: (i) if the payment of the dividend takes place before the announced date of payment of July 3, 2006, the cash consideration will be reduced by an amount equal to the gross value of the €2.095 per share dividend; and (ii) if the payment of the dividend takes place on or after the announced date of payment of July 3, 2006, the consideration will be reduced by an amount equal to the gross value of the excess of such dividend which does not comply with Endesa’s dividend policy as filed with the CNMV on July 7, 2005, which is €1.357 per share. See “Part Five—The Exchange—Consideration Offered after Payment of Dividends” in the Prospectus.

11.    Fractional Entitlements.    No fractional Gas Natural ordinary shares will be issued in connection with the U.S. offer. In lieu of any fraction of a Gas Natural ordinary share that you would otherwise have been entitled to receive pursuant to the terms of the U.S. offer, you will receive the U.S. dollar equivalent of an amount in cash equal to the product of that fraction and the average sale price per Gas Natural ordinary share, net of expenses, realized on Automated Quotation System in Spain in the sale by an agent of the U.S. Exchange Agent of all the aggregated fractional Gas Natural ordinary shares that would have otherwise been issued in the U.S. offer.

No fractional Gas Natural ADSs will be issued in connection with the U.S. offer. In lieu of any fraction of a Gas Natural ADS that you would otherwise have been entitled to receive pursuant to the terms of the U.S. offer, you will receive the U.S. dollar equivalent of an amount in cash equal to the product of that fraction and the average sale price per Gas Natural ADS, net of expenses, realized on the New York Stock Exchange in the sale by the U.S. Exchange Agent of all the aggregated fractional Gas Natural ADSs that would have otherwise been issued in the U.S. offer.

The sale of the aggregated fractional Gas Natural ordinary shares on the Automated Quotation System in Spain and the aggregated Gas Natural ADSs on the New York Stock Exchange, will occur within approximately 15 trading days following the expiration of the offers. Thus, you will not know the exact amount of the cash payment you will receive in lieu of any fractional Gas Natural ordinary share or ADS at the time that you tender your Endesa securities because this amount will depend on the trading prices of Gas Natural ordinary shares and ADSs, as applicable, after the completion of the offers. Payments of cash in lieu of any fractional Gas Natural ordinary share or fractional Gas Natural ADS that you would otherwise have been entitled to receive pursuant to the terms of the U.S. offer will be paid to you as promptly as practicable.

You must tender at least 2 Endesa ordinary shares in order to receive at least 1 Gas Natural ordinary share or 1 Gas Natural ADS. Otherwise, you will receive only cash consideration. See the “Part One—Questions and Answers” in the Prospectus for examples of the amount of the cash payment that you will receive in lieu of any fractional Gas Natural ordinary share or ADS.

Important: This U.S. form of acceptance or a manually signed facsimile thereof (together with confirmation of book entry transfer and all other required documents) must be received by the U.S. Exchange Agent on or prior to the expiration of the U.S. offer.

TO BE COMPLETED BY ALL TENDERING ENDESA ORDINARY SHARE HOLDERS (See Instruction 6)

PAYER’S NAME: THE BANK OF NEW YORK, AS U.S. EXCHANGE AGENT
SUBSTITUTE Form W-9 Department of the Treasury, Internal Revenue Service The Bank of New York’s Request for Taxpayer Identification Number (“TIN”)	PART 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number OR Employer Identification Number

PART 2—CERTIFICATION.    Under penalties of perjury, I certify that:

(1) thenumber shown on this form is my correct Taxpayer Identification Internal Number (or I am waiting for a number to be issued to me); and

(2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. person (including a U.S. resident alien).

PART 3 — Awaiting TIN ☐

CERTIFICATION INSTRUCTION—You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out such item (2).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of U.S. person:	Date:
Name of U.S. person: (Please Print)

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU ON ACCOUNT OF THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS. YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me will be withheld.

Signature of U.S. person	Date

Questions and requests for assistance or additional copies of the prospectus, U.S. form of acceptance and other offering materials may be directed to the information agent at the telephone number and location listed below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the U.S. offer.

The Information Agent for the U.S. offer is:

17 State Street, 10th Floor

New York, NY 10004

Toll Free (888) 206-0860

Banks and Brokers (212) 440-9800

The Dealer-Manager for the U.S. offer is:

299 Park Avenue, 39th Floor

New York, NY 10171

Toll Free (877) 237-5947